Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 4, 2024, but to be effective only as of the Closing (as defined below), by and among Talos Energy Inc., a Delaware corporation (“Parent”), and each of the Persons listed on Schedule A attached hereto, together with any of such Persons’ Permitted Transferees (as defined below), each of which is referred to in this Agreement as a “Holder” (and further defined below).

RECITALS

WHEREAS, this Agreement is being made in connection with the entry into that certain Agreement and Plan of Merger, by and among QuarterNorth Energy Inc., a Delaware corporation (the “Company”), Parent, Compass Star Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Michael T. Dane and Thomas R. Lamme in their collective capacity as Equityholders’ Representative, dated as of January 13, 2024 (the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub will be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “Merger”), (ii) by virtue of the Merger, former stockholders of the Company will receive cash and newly issued shares of common stock, par value $0.01 per share, of Parent (“Common Stock”) and cease to be stockholders of the Company and (iii) Parent has agreed to provide certain registration rights with respect to the Registrable Securities (as defined below) received by the Holders party hereto in connection with the Merger on the terms and conditions set forth in this Agreement, effective as of the Closing;

WHEREAS, pursuant to (and subject to the provisions of) Section 5.05 of the Merger Agreement, Parent has filed, or will shortly hereafter file, with the SEC and will make effective a registration statement covering the resale of all of the shares of Common Stock issued as consideration in the Merger (including, without limitation, but subject to the provisions of Section 5.05 of the Merger Agreement, all of the Registrable Securities) (the “Merger Agreement Registration Statement”); and

WHEREAS, as contemplated by the Merger Agreement, the parties hereto desire to enter into this Agreement, effective as of Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or advised, managed or sub-advised by the investment adviser to such Person or an investment adviser affiliated with such investment adviser. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“ASR Filing” has the meaning set forth in Section 2.01(a)(i).

“Beneficially Own” has the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act.

“Business Day” means a day, other than a Saturday or Sunday or public holiday in Houston, Texas, on which banks are open in Houston, Texas for general commercial business.

“Closing” has the meaning assigned thereto in the Merger Agreement.

“Closing Date” has the meaning assigned thereto in the Merger Agreement.

“Common Stock” has the meaning set forth in the recitals.

“Company Support Agreement” has the meaning assigned thereto in the Merger Agreement.

“Damages” means any loss, damage or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of Parent, or included in any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state in any Registration Statement of Parent a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) an omission or alleged omission to state in any preliminary prospectus or final prospectus contained in any Registration Statement of Parent or any amendments or supplements thereto a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval System.

“End of Suspension Notice” has the meaning given to such term in Section 2.04(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale and/or issuance of securities to service providers (including employees and non-employee directors) of Parent or a subsidiary of Parent pursuant to a stock option, stock purchase, or other benefit plan of Parent; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration relating to a dividend reinvestment plan; or (v) a registration in which the only Common Stock being registered is Common Stock issuable (A) upon conversion or redemption of convertible, redeemable or similar such securities of Parent or (B) upon the exercise of rights in connection with a rights offering.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by Parent with the SEC.

“Governmental Authority” means any transnational, national or foreign federal, state, municipal or local government (including any subdivision, court, administrative agency, regulatory body or commission or other authority thereof), or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority.

“Holder” means (i) any holder of Registrable Securities that is a party to this Agreement as of the date hereof and (ii) any Permitted Transferee of any such holder, in each case that holds Registrable Securities.

“Immediate Family Member” means a child, spouse, or any other direct lineal descendant, including adoptive relationships, of a natural person referred to herein.

“Invesco” means Invesco Senior Secured Management, Inc. and its Affiliates and their affiliated investment funds, and investment funds, accounts, vehicles, and other entities that are managed, advised or sub-advised by them or their Affiliates, in each case that is a stockholder of the Company.

“Law” has the meaning set forth in Section 4.01.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Agreement Registration Statement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Other RRA Holder” means any holder of Common Stock having registration rights providing for parity registration priority with the Holders of this Agreement.

“Parent” has the meaning set forth in the preamble.

“Permitted Exercise Holder” means a Holder of Registrable Securities holding (together with its Affiliates) Registrable Securities covered by the applicable Shelf Registration Statement constituting at least one percent (1.0%) of the then outstanding shares of Common Stock.

“Permitted Transferees” has the meaning set forth in Section 6.01.

“Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a government, state or agency of a state or a Governmental Authority.

“Piggyback Threshold” has the meaning set forth in Section 2.02.

“Piggyback Underwritten Registration” has the meaning set forth in Section 2.03(c).

“Registrable Securities” means (i) all shares of Common Stock received by the Holders in the Merger or otherwise held by the Holders as of the effectiveness of the Merger and (ii) any securities issued or issuable with respect to the shares of Common Stock referenced in clause (i) by way of way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security when (a) such share has been disposed of pursuant to an effective Registration Statement, (b) such share has been disposed of under SEC Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the transferee thereof does not receive “restricted securities” as defined in SEC Rule 144 or (c) such shares are freely tradeable by the Holder thereof without volume or other limitations or requirements and without the need for current public information under SEC Rule 144 and such Holder and its Affiliates collectively hold less than one percent (1.0%) of the then outstanding shares of Common Stock.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable pursuant to then exercisable, redeemable and/or convertible securities that are Registrable Securities.

“Registration Statement(s)” means any registration statement(s) of Parent filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Registration Statement.

“Required Shelf Filing Deadline” means the second Business Day after the Closing Date.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 174” means Rule 174 promulgated by the SEC under the Securities Act.

“SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

“SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“SEC Rule 430B” means Rule 430B promulgated by the SEC under the Securities Act.

“SEC Rule 462(e)” means Rule 462(e) promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for any fees and disbursements of counsel for any Holder borne and paid by Parent in accordance with Section 3.03.

“selling Holder” has the meaning set forth in Section 2.03(c).

“Selling Holder Counsel” has the meaning set forth in Section 3.03.

“selling Other RRA Holder” has the meaning set forth in Section 2.03(c).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-1 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to SEC Rule 415 (or any other similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable. As set forth in Section 2.01(a)(v), “Shelf Registration Statement” may include the Merger Agreement Registration Statement.

“Shelf Supplement” has the meaning set forth in Section 2.01(b).

“Shelf Takedown” has the meaning set forth in Section 2.01(b).

“Shelf Takedown Block Trade” has the meaning set forth in Section 2.01(c).

“Shelf Takedown Notice” has the meaning set forth in Section 2.01(b).

“Suspension Event” has the meaning set forth in Section 2.04(a).

“Suspension Period” has the meaning set forth in Section 2.04(a).

“Underwritten Demand Registration” has the meaning set forth in Section 2.03(a).

“WKSI” means a well-known seasoned issuer (as defined in SEC Rule 405).

ARTICLE 2

REGISTRATION RIGHTS

Parent covenants and agrees as follows:

Section 2.01. Registration.

(a) Shelf Registration.

(i) Promptly following the Closing, Parent shall prepare, and, on or prior to the applicable Required Shelf Filing Deadline, file with the SEC a Shelf Registration Statement (on Form S-3 if then eligible) under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by SEC Rule 415 (or any similar provision adopted by the SEC then in effect). If at the time of such filing, Parent is a WKSI, the Shelf Registration Statement shall be an automatic shelf registration statement on Form S-3 that becomes effective upon filing with the SEC in accordance with SEC Rule 462(e) (an “ASR Filing”). If the Shelf Registration Statement does not qualify as an ASR Filing, Parent shall use its reasonable best efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof and, in any event, within thirty (30) days after the filing thereof in the case of a Shelf Registration Statement on Form S-3 that is not an ASR Filing or, if Form S-3 is not then available, within forty-five (45) days after the filing thereof in the case of a Shelf Registration Statement on Form S-1 (or, in the case of either a Form S-3 that is not an ASR Filing or Form S-l, within ninety (90) days after the filing thereof if the SEC notifies the Company that it will “review” the Shelf Registration Statement; provided that, Parent will promptly respond to any and all comments received from the SEC, with a view towards causing such Shelf Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request promptly following the resolution or clearance of all SEC comments). Following the effective date of the Shelf Registration Statement that is not an ASR Filing, Parent shall notify the Holders of the effectiveness of such Shelf Registration Statement.

(ii) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to Parent, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to SEC Rule 415 (or any successor or similar rule adopted by the SEC then in effect) at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to the Holders. If the Shelf Registration Statement is on Form S-1, Parent shall use its reasonable best efforts to convert the Shelf Registration Statement to Form S-3 promptly after Parent becomes eligible to use Form S-3.

(iii) Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended promptly to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available (which such Registration Statement shall also be referred to herein as the Shelf Registration Statement), for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders).

(iv) When effective, the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading).

(v) Notwithstanding anything to the contrary in this Agreement, to the extent that the Merger Agreement Registration Statement has been filed and is effective and provides the Holders with the ability to use such Merger Agreement Registration Statement for the resale of the Registrable Securities from time to time as and to the extent the Holders are contemplated to be able to use a Shelf Registration Statement under this Agreement, then Parent shall not be required to file a separate Shelf Registration Statement under this Section 2.01(a) for so long as such Merger Agreement Registration Statement remains so available to the Holders, and the phrase “Shelf Registration Statement” in this Agreement shall be deemed to include the Merger Agreement Registration Statement, provided that, nothing in this Section 2.01(a)(v) shall otherwise limit or modify the rights of any Holders under this Section 2.01 or shall limit or modify the rights of any Holders under Section 2.02 or Section 2.03.

(b) Shelf Takedowns. At any time after the Required Shelf Filing Deadline that a Shelf Registration Statement is effective, if a Permitted Exercise Holder delivers a written notice to Parent (a “Shelf Takedown Notice”) stating that such Holder and its applicable Affiliate(s) intend to effect an offering of all or at least a majority of their Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and Parent is eligible to use such Shelf Registration Statement for such Shelf Takedown, then Parent shall take all actions reasonably required, including amending or supplementing such Shelf Registration Statement or prospectus (a “Shelf Supplement”), to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. The Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Except in connection with a Shelf Takedown Block Trade (as defined below), upon receipt of a Shelf Takedown Notice, Parent shall promptly (but in no event later than two (2) Business Days after receipt of a Shelf Takedown Notice) deliver notice of such Shelf Takedown Notice to each other Permitted Exercise Holder who shall then have five (5) Business Days from the date such Shelf Takedown Notice is given to Parent to notify Parent in writing of their desire to be included in such Shelf Takedown. Parent shall prepare and file with the SEC a Shelf Supplement as soon as reasonably practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its commercially reasonable best efforts to cause such Shelf Supplement to be declared effective by the SEC as soon as practicable thereafter. At any time prior to the effective date of such Shelf Supplement or the “pricing” of any offering relating to a Shelf Takedown (including in connection with an Underwritten Demand Registration pursuant to Section 2.03), the Holder who initiated such Shelf Takedown may revoke or withdraw such Shelf Takedown Notice on behalf of all Holders participating in such Shelf Takedown without liability to such Holders, in each case by providing written notice to Parent. With respect to any Holder and its Affiliates, the first (1st) Shelf Takedown that has been so revoked or withdrawn by the initiating Holder shall not count as one of the permitted Underwritten Demand Registrations pursuant to Section 2.03; provided that, for avoidance of doubt, any subsequent such Shelf Takedowns that have been so revoked or withdrawn shall count as one of the permitted Underwritten Demand Registrations pursuant to Section 2.03. Any Shelf Takedown requested pursuant to this Section 2.03 by any Permitted Exercise Holder (other than Invesco) shall be subject to the prior written consent of Invesco (so long as Invesco is a Permitted Exercise Holder), and to the extent such consent is withheld, the applicable Shelf Takedown Notice shall be void ab initio and such Shelf Takedown shall not occur, nor shall it count as one of the permitted Underwritten Demand Registrations pursuant to Section 2.03.

(c) Shelf Takedown Block Trade. Notwithstanding anything to the contrary in Section 2.01(b), if a Permitted Exercise Holder wishes, pursuant to a Shelf Takedown, to engage in an underwritten offering that does not involve a “roadshow” and which is commonly referred to as a “bought deal” or “block trade” (a “Shelf Takedown Block Trade”) any time after the Required Shelf Filing Deadline, then notwithstanding the foregoing time periods, such Holder shall notify Parent and each of the other Holders of the Shelf Takedown Block Trade by 1:00 p.m. Eastern Time on the Business Day prior to the date such offering is proposed by such Permitted Exercise Holder to commence and such other Holders must elect whether or not to participate by 1:00 p.m. Eastern Time the day such offering is to commence, and Parent shall promptly use its commercially reasonable best efforts (including cooperating with such Holder with respect to the provision of necessary information) to facilitate such Shelf Takedown Block Trade (which may close as early as two (2) Business Days after the date it commences), provided that the Holder requesting such Shelf Takedown Block Trade shall use reasonable best efforts to work with Parent and the underwriters prior to making such request in order to facilitate preparation of the Registration Statement, prospectus or prospectus supplement and other offering documentation related to such Shelf Takedown Block Trade.

Section 2.02. Piggyback Registration. If, any time after the Required Shelf Filing Deadline, Parent proposes to register (including, for this purpose, a registration effected by Parent for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), Parent shall, as soon as reasonably practicable (and in any event at least five (5) Business Days prior to the filing thereof), give each Holder holding at least one percent (1.0%) of the then outstanding shares of Common Stock (the “Piggyback Threshold”) notice of such registration. Upon the written request of each Holder given within two (2) Business Days after such notice is given by Parent, Parent shall, subject to the provisions of Section 2.03, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration (subject to the Piggyback Threshold). Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.02 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from any registration initiated by Parent under this Section 2.02 by giving written notice to Parent of such request to withdraw at any time prior to the effective date of such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by Parent in accordance with Section 3.03.

Section 2.03. Underwriting Requirements.

(a) If, pursuant to a Shelf Takedown Notice, a Permitted Exercise Holder and its applicable Affiliate(s) intend to distribute the Registrable Securities covered by the Shelf Takedown Notice by means of an underwritten offering (including, for avoidance of doubt, a Shelf Takedown Block Trade) (each, an “Underwritten Demand Registration”), such Permitted Exercise Holder shall so advise Parent as a part of the request made pursuant to the Shelf Takedown Notice, and Parent shall include such information in the notice it provides to the other Holders pursuant to Section 2.01(b); provided that (i) no more than two (2) Underwritten Demand Registrations may be effected pursuant to this Agreement and (ii) Parent shall not be required to effect an Underwritten Demand Registration within ninety (90) days of the closing of an underwritten public offering of Common Stock by Parent. The underwriter will be selected by Parent and shall be reasonably acceptable to a majority in interest of the Holders and Other RRA Holders participating in such Underwritten Demand Registration; provided, however, that in the case of a Shelf Takedown Block Trade, Holders and Other RRA Holders of a majority in interest participating in such Underwritten Demand Registration can select the underwriter, provided the selected underwriter is reasonably acceptable to Parent. In such event, the right of any Holder to include such Holder’s Registrable Securities in such offering shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall (together with Parent as provided in Section 3.01(e) and each applicable Other RRA Holder) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering.

(b) Notwithstanding any other provision of this Section 2.03, if the underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be offered in an underwritten offering, then Parent shall so advise all Holders of Registrable Securities that otherwise would be included in such underwritten offering pursuant hereto, and the number of Registrable Securities that may be included in the underwritten offering shall be allocated among such Holders of Registrable Securities and any Other RRA Holders in proportion (as nearly as practicable) to the number of Registrable Securities (or, in the case of any Other RRA Holders, registrable shares of Common Stock) owned by each selling Holder and Other RRA Holder, as applicable, or in such other proportion as shall mutually be agreed to by all such selling Holders and Other RRA Holders.

(c) In connection with any underwritten offering of shares of Common Stock pursuant to Section 2.02 (each, a “Piggyback Underwritten Registration”), Parent shall not be required to include any of the Holders’ Registrable Securities in such underwritten offering unless the Holders accept the terms of the underwriting as agreed upon between Parent and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Parent. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by Parent) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities and securities held by Other RRA Holders, which the underwriters and Parent in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the securities that are included in such offering shall be allocated among the selling Holders and any selling Other RRA Holders in proportion (as nearly as practicable) to the number of Registrable Securities (or, in the case of Other RRA Holders, registrable shares of Common Stock) owned by each selling Holder and selling Other RRA Holder, as applicable, or in such other proportions as shall mutually be agreed to by all such Holders and Other RRA Holders participating in the underwritten offering. For purposes of the provisions in Section 2.03(b) and in this Section 2.03(c) concerning apportionment, for any selling Holder or selling Other RRA Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder or Other RRA Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder” or “selling Other RRA Holder,” and any pro rata reduction with respect to such “selling Holder” and/or “selling Other RRA Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder” and/or “selling Other RRA Holder,” as defined in this sentence.

Section 2.04. Suspension Rights and Delay of Registration.

(a) Suspension Rights. Notwithstanding any other provision of this Agreement, if Parent’s board of directors reasonably and in good faith determines that compliance with its obligations under this Article 2 would be materially detrimental to Parent and its stockholders because such registration would: (i) materially interfere with a significant acquisition, corporate reorganization, financing or other similar transaction involving Parent; (ii) require premature disclosure of material non-public information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act ((i), (ii) or (iii) a “Suspension Event”); then Parent shall have the right to suspend, defer or delay compliance with its obligations under this Article 2 other than its obligations to file a Shelf Registration Statement on or prior to the Required Shelf Filing Deadline in accordance with Section 2.01(a), for a period of not more than sixty (60) days (the “Suspension Period”), provided that such right pursuant to this Section 2.04 may not be utilized more than twice in any 12-month period; provided, however, that Parent shall be required to give written notice to discontinue sales of Registrable Securities pursuant to such Registration Statement (provided that each Holder may settle any then-contracted sales of Registrable Securities, which such notice shall in no event contain any material non-public information regarding Parent) to each Holder whose Registrable Securities are included in any such Registration Statement prepared pursuant to this Article 2. Such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Registration Statement throughout any Suspension Period following receipt of a suspension notice from Parent until such Holder has received a written notice from Parent that a Holder may recommence effecting sales of the Registrable Securities pursuant to such Registration Statement (or such filings) (an “End of Suspension Notice”) which such End of Suspension Notice will be given by Parent to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period).

(b) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Article 2 or Article 3 herein.

ARTICLE 3

FACILITATING REGISTRATIONS AND OFFERINGS

Section 3.01. Obligations of Parent. In connection with its obligations under Article 2, Parent will use reasonable best efforts to facilitate and effect the transactions contemplated thereby, including, but not limited to, using commercially reasonable best efforts to:

(a) include in any such registration statement a “plan of distribution” approved (such approval not to be unreasonably withheld) by the Holders of a majority of the Registrable Securities covered thereby; no Holder shall be named as an “underwriter” in such registration statement without the Holder’s prior written consent (provided, however, that if any such Holder unreasonably withholds such written consent, Parent shall have no liability whatsoever for any actual or purported failure to fulfill its obligations under Article 2 of this Agreement and no such actual or purported failure to fulfill such obligations shall constitute a breach or violation by Parent of the terms of this Agreement);

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement as contemplated by this Agreement;

(c) furnish, without charge, to the selling Holders such numbers of copies of a prospectus, including any preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; provided, however, that the availability of such documentation on EDGAR shall satisfy such delivery requirement hereunder;

(d) register and qualify the Registrable Securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such underwritten offering;

(f) cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Parent are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) in the case of an Underwritten Demand Registration, promptly make available for reasonable and customary inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all reasonably requested financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as is reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, promptly notify each selling Holder of any request by the SEC that Parent amend or supplement such registration statement or prospectus;

(k) advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(l) in connection with an Underwritten Demand Registration, upon request, obtain a “comfort” letter from Parent’s independent registered public accountants for delivery to the managing underwriter(s), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing underwriter(s), may reasonably request, and reasonably satisfactory to a majority in interest of the selling Holders;

(m) in connection with an Underwritten Demand Registration for a reasonably estimated aggregated value of at least $50.0 million, make available senior management of Parent to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter(s);

(n) in connection with an Underwritten Demand Registration, upon request, obtain an opinion or opinions from counsel for Parent (including outside counsel) for delivery to the managing underwriter(s), in customary form, scope and substance, which opinions shall satisfy the requirements under the applicable underwriting agreement;

(o) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by, the selling Holders in connection with such registration, including, without limitation, making available senior management of Parent to participate in any due diligence sessions that may be reasonably requested by the managing underwriter(s) in an Underwritten Demand Registration or Shelf Takedown Block Trade;

(p) Parent shall pay the SEC filing fee covering all of the Registrable Securities to be registered pursuant to the Shelf Registration Statement at the time of filing such Registration Statement pursuant to Section 2.01(a). To the extent Parent is a WKSI at the time any other Registration Statement covering any Registrable Securities is filed, and such Registration Statement is an ASR Filing, if Parent does not pay the filing fee covering the Registrable Securities at the time the ASR Filing is filed, Parent agrees to pay such fee at such time or times as the Registrable Securities are to be sold. To the extent required in order to maintain an effective ASR Filing covering the Registrable Securities, Parent shall file a new ASR Filing covering the Registrable Securities. Parent shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in SEC Rule 405)) during the period during which such ASR Filing is required to remain effective. If at any time when Parent is required to re-evaluate its WKSI status Parent determines that it is not a WKSI and the ASR Filing is no longer available to be used to sell Registrable Securities, Parent shall use its reasonable best efforts to file a new Shelf Registration Statement and keep such Shelf Registration Statement effective during the period during which such registration statement is required to be kept effective;

(q) if Parent files any ASR Filing for the benefit of the holders of any of its securities other than all of the Holders, Parent agrees that, if it is eligible to rely on SEC Rule 430B, it shall include such disclosures as may be required by SEC Rule 430B in order to ensure that the Holders may be added to such ASR Filing at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(r) take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(s) cooperate with each Holder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Parent’s capital stock are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter (as such term is defined under Rule 5121 of the FINRA Manual) acceptable to the managing underwriter.

Section 3.02. Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to Article 2 or Article 3 hereof with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 3.03. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article 2 or Article 3 hereof, including, but not limited to, all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Parent; and the reasonable and documented fees and disbursements of one (1) counsel for the selling Holders (“Selling Holder Counsel”), not to exceed one hundred thousand dollars ($100,000) in the aggregate per Underwritten Demand Registration or Piggyback Underwritten Registration, shall be borne and paid by Parent. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 3.04. In Kind Distributions. If any Permitted Exercise Holder or its applicable Affiliate(s) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, Parent will, subject to any applicable lock-ups, reasonably cooperate with and assist such Permitted Exercise Holder or its applicable Affiliate(s), such equityholders and the Parent’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Permitted Exercise Holder (including the delivery of instruction letters by Parent or its counsel to Parent’s transfer agent, the delivery of customary legal opinions by counsel to Parent and the delivery of Parent capital stock without restrictive legends, to the extent no longer applicable).

ARTICLE 4

INDEMNIFICATION

Section 4.01. Indemnification by Parent. If any Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by law, rule or regulation (collectively, “Law”), Parent will indemnify and hold harmless each selling Holder of such Registrable Securities, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, investment advisers and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Parent will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.01 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable for any Damages to the extent that they arise out of or are based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

Section 4.02. Indemnification by Holders. If any Registrable Securities are included in a Registration Statement under this Agreement, to the extent permitted by Law, each selling Holder of such Registrable Securities, individually, and not on a joint and several basis, will indemnify and hold harmless Parent, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Parent within the meaning of the Securities Act, legal counsel and accountants for Parent, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages result from written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to Parent and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4.02 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 4.02 and Section 4.04 exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of gross negligence, fraud or willful misconduct by such Holder.

Section 4.03. Indemnification Procedures. Promptly after receipt by an indemnified party under this Article 4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article 4 give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one (1) counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of counsel, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Article 4 to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 4.

Section 4.04. Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Article 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Article 4 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Article 4, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no Holder will be required to contribute any amount in excess of the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder) from all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 4.04, when combined with the amounts paid or payable by such Holder pursuant to Section 4.02, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

Section 4.05. Conflict. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 4.06. Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Parent and Holders under this Article 4 shall survive the completion of any offering of Registrable Securities in a registration under this Agreement, and otherwise shall survive the termination of this Agreement.

ARTICLE 5

OTHER AGREEMENTS

Section 5.01. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration, Parent shall use commercially reasonable best efforts to:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 or Form S-1, as applicable; provided, however, that the availability of such documentation on EDGAR shall satisfy such delivery requirement hereunder; and

(d) take any and all action reasonably requested by such Holder in order to permit or facilitate such sale or transfer pursuant to SEC Rule 144, including, without limitation, at the sole expense of Parent, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, as are customary for the transaction of this type and are reasonably requested by the same, (ii) delivering such opinions to the transfer agent, registrar or depositary as are customary for the transaction of this type and are reasonably requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable

Securities held by such Holder to be removed and to rescind any transfer restrictions with respect to such Registrable Securities; provided, however, that such Holder shall deliver to Parent and/or its transfer agent, in form and substance reasonably satisfactory to Parent and/or such transfer agent, representation letters regarding such Holder’s compliance with SEC Rule 144 as may be applicable.

Section 5.02. Termination of Pre-existing Registration Rights. Each Holder expressly acknowledges and agrees that, as of the effective time of the Merger, this Agreement shall replace any pre-existing rights of the Holder with respect to the registration of its securities by Parent, the Company or any of their respective subsidiaries, and that any pre-existing rights of such Holder with respect to the registration of its securities by Parent, the Company or any of their respective subsidiaries, other than as set forth in this Agreement, are hereby irrevocably waived and terminated as of the effective time of the Merger. Notwithstanding anything to the contrary in this Section 5.02, nothing in this Section 5.02 shall modify, limit or terminate Parent’s obligations under the Merger Agreement with respect to the Merger Agreement Registration Statement.

Section 5.03. Limitations on Subsequent Registration Rights. As of the consummation of the Merger, Parent shall not be a party to any agreement, arrangement or understanding with respect to the registration of its securities, other than this Agreement and the agreements filed as exhibits to Parent’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 1, 2023). From and after the consummation of the Merger, Parent shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of Parent that would provide to such holder the right to include securities in any underwritten offering on other than a pari passu or subordinate basis as compared to the Holders hereunder. To the extent that Parent, on or after the date hereof and notwithstanding the prohibition in the preceding sentence, enters into any agreement with any holder or prospective holder of any securities of Parent that would provide to such holder the right to include securities in any underwritten offering on other than a pari passu or subordinate basis as compared to the Holders hereunder, the Holders hereunder shall be deemed to have been granted simultaneously, and Parent shall promptly prepare and execute such documents to reflect such grant, the right to include securities in any such underwritten offering on a pari passu basis with such holder or prospective holder.

Section 5.04. No Inconsistent Agreements; Most Favored Nation. Parent will not hereafter enter, into any agreement with respect to its Common Stock or securities convertible into or exercisable for Common Stock which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that any successor or assign of any Holder (a “Permitted Transferee”) or its Permitted Transferees shall only receive the benefit of this Agreement if such successor or assign has agreed in writing to be bound by all provisions of this Agreement and the Company Support Agreement.

Section 6.02. Effectiveness; Term. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article 6) shall not be effective until the consummation of the Merger. This Agreement shall automatically terminate on the date as of which all of the Registrable Securities have been sold, transferred, disposed of or exchanged pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and SEC Rule 174 thereunder (or any successor rule promulgated thereafter by the SEC)) and/or Rule 144, or on the date on which there are no more Registrable Securities outstanding. The provisions of Article 4 shall survive any termination.

Section 6.03. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state that would cause the law of any other jurisdiction to apply.

(b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware; provided that if such court does not have jurisdiction, any such action shall be brought exclusively in the United States District Court for the District of Delaware or any other state court sitting in the State of Delaware, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.06 shall be deemed effective service of process on such party.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.04. Counterparts. This Agreement may be signed in any number of counterparts, and by each party on separate counterparts. Each such counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective in accordance with Section 6.02 when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of a counterpart hereof by email attachment shall be an effective mode of delivery.

Section 6.05. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.06. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered in person; (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid; (c) when delivered by FedEx or other nationally recognized overnight delivery service; or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), if the sender within one (1) Business Day sends a confirming copy of such notice by FedEx or other nationally recognized overnight delivery service, addressed as follows:

If to Parent:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William S. Moss III

Facsimile No.: (713) 574-4919

Email:   bill.moss@talosenergy.com

with a copy to (which will not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: John Goodgame

Facsimile No.: (713) 236-0822

Email:  jgoodgame@akingump.com

If to a Holder, to the address set forth below such Holder’s name on Schedule A attached hereto.

Section 6.07. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent and the Holders of a majority of the Registrable Securities then outstanding; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of Holders in a manner different than any other Holder or group of Holders shall be effective against such Holder or group of Holders without the consent of the Holders holding a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby, and any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. Parent shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.07 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Section 6.08. Severability. Each term, provision, covenant and restriction of this Agreement is severable. If any such term, provision, covenant or restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, (a) it shall have no effect in that respect and the parties shall use all reasonable best efforts to replace it in that respect with a valid and enforceable substitute term, provision, covenant or restriction (as applicable), the effect of which is as close to its intended effect as possible; and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 6.09. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates, including as may be acquired in connection with a transfer from a Holder party hereto, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Section 6.10. Entire Agreement. This Agreement, the Merger Agreement and the other related agreements as to which Parent, on the one hand, and any Holder on the other hand, are parties, constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written and oral, that may have been entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

Section 6.11. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
	Name:	Timothy S. Duncan
	Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Franklin Floating Rate Master Trust - Franklin Floating Rate Master Series By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Franklin Investors Securities Trust - Franklin Floating Rate Daily Access Fund By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Brighthouse Funds Trust I – Brighthouse/Franklin Low Duration Total Return Portfolio By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Franklin Bissett Core Plus Bond Fund By: Franklin Templeton Investments Corp., as investment manager

By:	/s/ Darcy Briggs
Name: Darcy Briggs
Title: SVP

[Signature Page to Registration Rights Agreement]

Franklin Strategic Series-Franklin Strategic Income Fund By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Franklin Investors Securities Trust - Franklin Total Return Fund By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Franklin Bissett Short Duration Bond Fund By: Franklin Templeton Investments Corp., as investment manager

By:	/s/ Darcy Briggs
Name: Darcy Briggs
Title: SVP

Franklin Templeton Variable Insurance Products Trust-Franklin Strategic Income VIP Fund By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

Franklin Investors Securities Trust-Franklin Low Duration Total Return Fund By: Franklin Advisers, Inc., as investment manager

By:	/s/ Reema Agarwal
Name: Reema Agarwal
Title: SVP

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Invesco Senior Floating Rate Fund By: Invesco Senior Secured Management, Inc. as sub-adviser		Invesco Zodiac Funds - Invesco US Senior Loan Fund By: Invesco Senior Secured Management, Inc. as Investment Manager

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Sentry Insurance A Mutual Company By: Invesco Senior Secured Management, Inc., as Investment Manager		Invesco Dynamic Credit Opportunities Fund By: Invesco Senior Secured Management, Inc. as Sub-Adviser

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Invesco Senior Income Trust By: Invesco Senior Secured Management, Inc. as Sub-Adviser		Invesco Floating Rate ESG Fund By: Invesco Senior Secured Management, Inc. as Sub-Adviser

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Invesco Zodiac Funds - Invesco European Senior Loan Fund Invesco Senior Secured Management, Inc. as Investment Manager		Recette Tax Blocker I LLC FW Series I Invesco Senior Secured Mgmt Inc RECETTE TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Invesco Senior Loan Fund By: Invesco Senior Secured Management, Inc. as Sub-Adviser

		By:	/s/ Peter Wollman
		Name:	Peter Wollman
		Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Verde Tax Blocker I LLC FW Series I VERDE TAX BLOCKER I, LLC FW SERIES I as the Company		Diversified Credit Portfolio Tax Blocker 2021-1 LLC FW Series I DIVERSIFIED CREDIT PORTFOLIO TAX BLOCKER 2021-1, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Bardot Tax Blocker I LLC FW Series I BARDOT TAX BLOCKER 1, LLC FW SERIES I as the Company		Alinea Tax Blocker I LLC FW Series I ALINEA TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Harbourview VII-R Tax Blocker I LLC FW Series I HARBOURVIEW VII-R TAX BLOCKER I, LLC FW SERIES I as the Company		Riserva Tax Blocker I LLC FW Series I RISERVA TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Kapitalforeningen Investin Pro US Leveraged Loans I By: Invesco Senior Secured Management, Inc. as Investment Manager		Betony Tax Blocker I LLC FW Series I BETONY TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Invesco Floating Rate Income Fund By: Invesco Senior Secured Management, Inc. as Sub- Adviser		Milos Tax Blocker I LLC FW Series I MILOS TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

Carbone Tax Blocker I LLC FW Series I CARBONE TAX BLOCKER I, LLC FW SERIES I as the Company		Invesco SSL Fund LLC C/O Invesco By: Invesco Senior Secured Management, Inc. as Investment Manager

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Upland Tax Blocker I LLC FW Series I UPLAND TAX BLOCKER I, LLC FW SERIES I as the Company		BOC Pension Investment Fund Tax Blocker I LLC FW Series I BOC PENSION INVESTMENT FUND TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman	By:	/s/ Peter Wollman
Name:	Peter Wollman	Name:	Peter Wollman
Title:	Authorized Signatory	Title:	Authorized Signatory

Annisa Tax Blocker I LLC FW Series I ANNISA TAX BLOCKER I, LLC FW SERIES I as the Company

By:	/s/ Peter Wollman
Name:	Peter Wollman
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ICP II FW Aggregator LP *Invesco Bank Loans		Invesco Credit Partners Fund LP By: Invesco Senior Secured Management, Inc. as Investment Manager

By:	/s/ Peter Niehaus	By:	/s/ Peter Niehaus
Name:	Peter Niehaus	Name:	Peter Niehaus
Title:	Authorized Signatory	Title:	Authorized Signatory

Invesco Credit Partners Fund-A LP By: Invesco Senior Secured Management, Inc. as Investment Manager		Invesco Credit Partners Opportunities Fund 2020, LP By: Invesco Senior Secured Management, Inc. as Investment Manager

By:	/s/ Peter Niehaus	By:	/s/ Peter Niehaus
Name:	Peter Niehaus	Name:	Peter Niehaus
Title:	Authorized Signatory	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

AVENUE ENERGY OPPORTUNITIES FUND II, LP. By: Avenue Energy Opportunities Partner II, LLC, its General Member By: GL Energy Opportunity Partners II, LLC, its Sole Member

By:	/s/ Matthew Kimble
Name:	Matthew Kimble
Title:	Senior Portfolio Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Nuveen Asset Management, LLC, as investment manager on behalf of or sub-advisor to the below listed funds and accounts

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	VP, Associate General Counsel

List of Funds and Accounts for Nuveen Asset Management, LLC

Diversified Real Asset Fund	Nuveen Floating Rate Income Fund, A Series of Nuveen Investment Trust III
Menard Inc.	Nuveen High Yield Income Fund
Nuveen Alternative Investment Funds SICAV-SIF - Nuveen US Senior Loan Fund	Nuveen Long-Short Credit Fund LP
Nuveen Corporate Arbitrage and Relative Value Fund LP	Nuveen Senior Loan Fund LP
Nuveen Credit Strategies Income Fund	Pensiondanmark Pensionsforsikringsaktieselskab
Nuveen Floating Rate Income Fund	Symphony Floating Rate Senior Loan Fund
Diversified Real Asset CIT	Nuveen Multi-Asset Income Fund (NMAIF)
Nuveen High Yield Income Fund, LP fka SYM Credit Opportunities Fund, LP	Municipal Employees Annuity and Benefit Fund of Chicago
The Hans Foundation	Goldman Sachs Trust II Goldman Sachs Multi Manager Non Core Fixed Income Fund

Teachers Advisors, LLC, as investment manager on behalf of Nuveen Opportunistic Strategies LLC Teachers Ins & Annuity Of America

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	VP, Associate General Counsel

California Street CLO IX Tax Blocker 1 LLC - Fieldwood Series 1

Symphony CLO XIX Tax Blocker 1 LLC Fieldwood Series 1,

Symphony CLO XV Tax Blocker 1 LLC Fieldwood Series 1,

Symphony CLO XVI Tax Blocker 1 LLC Fieldwood Series 1

Symphony CLO XVII Tax Blocker 1 LLC Fieldwood Series 1

Symphony CLO XVIII Tax Blocker 1 LLC Fieldwood Series 1

Symphony CLO XX Tax Blocker 1 LLC Fieldwood Series 1

TCI-Symphony CLO 2016-1 Tax Blocker 1 LLC Fieldwood Series 1

TCI-Symphony CLO 2017-1 Tax Blocker 1 LLC Fieldwood Series 1

By:	/s/ Don Puglisi
Name:	Don Puglisi
Title:	Independent Manager

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holders and Addresses

Stockholder Name	Address
Alinea Tax Blocker I LLC FW Series I	Alinea Tax Blocker 1 LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Annisa Tax Blocker I LLC FW Series I	Annisa Tax Blocker 1 LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Bardot Tax Blocker I LLC FW Series I	Bardot Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Betony Tax Blocker I LLC FW Series I	Betony Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Boc Pension Investment Fund Tax Blocker I LLC FW Series I	BOC Pension Investment Fund Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Carbone Tax Blocker I LLC FW Series I	Carbone Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Diversified Credit Portfolio Tax Blocker 2021	Diversified Credit Portfolio Tax Blocker C/O Invesco 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Harbourview VII	Harbourview VII-R Tax Blocker I C/O Invesco 3500 Lacey Road, Suite 700 Downers Grove, IL 60515

Icp II FW Aggregator LP *Invesco Bank Loans	ICP II FW Aggregator LP 225 Liberty Street New York, NY 10281

Schedule A to Registration Rights Agreement

Stockholder Name	Address
Invesco Credit Partners Fund LP	Invesco Credit Partners Fund 225 Liberty Street New York, NY 10281

Invesco Credit Partners Fund-A LP C/O Invesco	Invesco Credit Partners Fund A 225 Liberty Street New York, NY 10281

Invesco Credit Partners Opportunities Fund 2020, LP	Invesco Credit Partners Opportunities Fund 2020 225 Liberty Street New York, NY 10281

Invesco Dynamic Credit Opportunities Fund	Invesco Dynamic Credit Opportunities Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Floating Rate Esg Fund C/O Invesco	Invesco Floating Rate ESG Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Floating Rate Income Fund	Invesco Floating Rate Income Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Senior Floating Rate Fund	Invesco Senior Floating Rate Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Senior Income Trust C/O Invesco	Invesco Senior Income Trust C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Senior Loan Fund C/O Invesco	Invesco Senior Loan Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco SSL Fund LLC C/O Invesco	Invesco SSL Fund LLC C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Schedule A to Registration Rights Agreement

Stockholder Name	Address
Invesco Zodiac Funds Invesco European Senior Loan Fund	Invesco Zodiac Funds Invesco European Senior Loan Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Invesco Zodiac Funds Invesco Us Senior Loan Fund	Invesco Zodiac Funds Invesco US Senior Loan Fund C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Kapitalforeningen Investin Pro US Leveraged Loans I	Kapitalforeningen Investin Pro US Leveraged Loans I C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Milos Tax Blocker I LLC FW Series I	Milos Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Recette Tax Blocker I LLC FW Series I C/O Invesco Senior Secured Mgmt Inc	Recette Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Riserva Tax Blocker I LLC FW Series I	Riserva Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Sentry Insurance A Mutual Company C/O Invesco	Sentry Insurance a Mutual Company C/O Invesco 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Upland Tax Blocker I LLC FW Series I	Upland Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Verde Tax Blocker I LLC FW Series I	Verde Tax Blocker I LLC C/O Invesco Senior Secured Mngt Inc 3500 Lacy Road, Suite 700 Downers Grove, IL 60515

Avenue Energy Opportunities Fund II AIV L P	Avenue Energy Opportunities Fund II AIV LP C/O Avenue Capital Group Attn: Operations 11 West 42nd Street 9th Floor New York, NY 10036

Schedule A to Registration Rights Agreement

Stockholder Name	Address
Brighthouse Funds Trust I Brighthouse Franklin Low Duration Ttl Return Prtfl	Brighthouse Franklin Low Duration Ttl Return Prtfl C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Bissett Core Plus Bond Fund	Franklin Bissett Core Plus Bond Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Bissett Short Duration Bond Fund	Franklin Bissett Short Duration Bond Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Floating Rate Master Trust Franklin Floating Rate Master Series	Franklin Floating Rate Master Series C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Investors Securities Trust Franklin Float Rate Daily Access Fund	Franklin Floating Rate Daily Access Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Investors Securities Trust Franklin Low Duration	Franklin Low Duration Total Return Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Investors Securities Trust Franklin Total Return Fund	Franklin Total Return Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Strategic Series Franklin Strategic Income Fund	Franklin Strategic Income Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Franklin Templeton Variable Insurance Products Trust-Franklin Strategic	Franklin Strategic Income VIP Fund C/O Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403

Schedule A to Registration Rights Agreement

Stockholder Name	Address
California Street CLO IX Tax Blocker 1 LLC - Fieldwood Series	California Street CLO IX Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Diversified Real Asset Fund	Diversified Real Asset Fund 555 California St., Suite 3100 San Francisco, CA 94104

Diversified Real Asset CIT	Diversified Real Asset CIT 555 California St., Suite 3100 San Francisco, CA 94104

Goldman Sachs Trust II Goldman Sachs Multi Manager Non Core Fixed Income Fund	Goldman Sachs Trust II Goldman Sachs Multi Manager Non Core Fixed Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Menard Inc	Menard Inc. C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Municipal Employees Annuity and Benefit Fund of Chicago	Municipal Employees Annuity and Benefit Fund of Chicago C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Floating Rate Income Fund, A Series of Nuveen Investment Trust III	NS Floating Rate Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Alternative Investment Funds SICAV-SIF - Nuveen US Senior Loan Fund	Nuveen Alternative Investment Funds Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Corporate Arbitrage and Relative Value Fund L P	Nuveen Corporate Arbitrage and Relative Value Fund LP C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Credit Strategies Income Fund	Nuveen Credit Strategies Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Schedule A to Registration Rights Agreement

Stockholder Name	Address
Nuveen Multi-Asset Income Fund (f/k/a Nuveen Diversified Dividend And Income Fund, Nuveen Tax-Advantaged Total Return Strategy Fund, and Nuveen Tax-Advantaged Dividend Growth Fund)	Nuveen Multi-Asset Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Floating Rate Income Fund	Nuveen Floating Rate Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen High Yield Income Fund	Nuveen High Yield Income Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Opportunistic Strategies LLC Teachers Ins & Annuity	Nuveen Opportunistic Strategies LLC Teachers Ins & Annuity of America 730 Third Avenue, 7th Floor New York, NY 10017

Nuveen Senior Loan Fund LP	Nuveen Senior Loan Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen Long-Short Credit Fund, LP	Nuveen Long-Short Credit Fund, LP C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Pensiondanmark Pensionsforsikringsaktieselskab	Pensiondanmark Pensionsforsikringsaktieselskab C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony CLO XIX Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XIX Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony CLO XV Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XV Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony CLO XVI Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XVI Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Schedule A to Registration Rights Agreement

Stockholder Name	Address
Symphony CLO XVII Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XVII Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony CLO XVIII Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XVIII Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony CLO XX Tax Blocker 1 LLC Fieldwood Series 1	Symphony CLO XX Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Nuveen High Yield Income Fund, LP fka SYM Credit Opportunities Fund, LP	Nuveen High Yield Income Fund, LP C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Symphony Floating Rate Senior Loan Fund	Symphony Floating Rate Senior Loan Fund C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

TCI-Symphony CLO 2016-1 Tax Blocker 1 LLC Fieldwood Series	TCI-Symphony CLO 2016-1 Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

TCI-Symphony CLO 2017-1 Tax Blocker 1 LLC Fieldwood Series	TCI-Symphony CLO 2017-1 Tax Blocker 1 LLC C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

The Hans Foundation	The Hans Foundation C/O Nuveen Asset Management 555 California St., Suite 3100 San Francisco, CA 94104

Schedule A to Registration Rights Agreement